   As filed with the Securities and Exchange Commission on November 24, 1999
                                                   Registration No. 333-84909

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ------------------
                                AMENDMENT NO. 2
                                       to
                                  FORM SB-2

                           REGISTRATION STATEMENT

                                     UNDER

                         THE SECURITIES ACT OF 1933

                              ------------------

                        KANAKARIS COMMUNICATIONS, INC.
                 -----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)            Code Number)

                               ------------------

                        3303 HARBOR BOULEVARD, SUITE F-3
                            COSTA MESA, CA  92626
                                (714) 444-0560
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                     President and Chief Executive Officer
                         Kanakaris Communications, Inc.
                        3303 Harbor Boulevard, Suite F-3
                              Costa Mesa, CA 92629
                                 (714) 444-0560
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                          Cristy Lomenzo Parker, Esq.
                              Rutan & Tucker, LLP
                        611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed Maximum      Proposed Maximum      Amount of
  Title of Each Class of                Amount to             Offering Price          Aggregate         Registration
Securities to be Registered         be Registered (1)           per Share(2)      Offering Price(2)        Fee(3)
--------------------------------------------------------------------------------------------------------------------
Common shares                       1,783,334                   $  .658             $1,173,434            $326.21

====================================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of determining the registration fee. Calculated pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the bid and asked price per share as reported for such securities by the NASD's OTC Bulletin Board on November 18, 1999.

(3) In connection with its initial filing, the Registrant paid a registration fee equal to $1,304.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 27.  EXHIBITS.

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------


16.1......................         Letter On Change in Certifying Accountant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on November 24, 1999.

                                       KANAKARIS COMMUNICATIONS, INC.

                                       By: /S/ ALEX F. KANAKARIS
                                          --------------------------------------
                                          Alex F. Kanakaris, Chairman of the
                                          Board, President and Chief Executive
                                          Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----
/S/ ALEX F. KANAKARIS              Chairman of the Board,             November 24, 1999
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)


/S/ BRANCH LOTSPEICH               Vice Chairman of the Board,        November 24, 1999
----------------------------       Secretary and Director
Branch Lotspeich


         *                         Acting Chief Financial             November 24, 1999
----------------------------       Officer (Principal Financial
David Thomas Shomaker              Officer)


         *                         Director                           November 24, 1999
----------------------------
John Robert McKay


* By: /S/ ALEX F. KANAKARIS
      ----------------------
      Attorney-In-Fact


                                  EXHIBIT INDEX



EXHIBIT NO.                        DESCRIPTION
-----------                        -----------


16.1......................         Letter On Change in Certifying Accountant